SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2011

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02             Termination of a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Extra Space Storage Inc. (the “Company”) has elected not to renew the individual employment agreements with the Company’s executive officers.  Accordingly, on May 24, 2011, the Company provided notices of non-renewal with respect to its employment agreements with each of Kent W. Christensen, the Company’s Executive Vice President and Chief Financial Officer, Karl Haas, the Company’s Executive Vice President and Chief Operating Officer, and Charles L. Allen, the Company’s Executive Vice President and Chief Legal Officer (collectively, the “Employment Agreements”).  Spencer F. Kirk, the Company’s Chairman and Chief Executive Officer, does not have an employment agreement with the Company.

Each of the Employment Agreements was entered into on August 28, 2008 and will terminate on August 27, 2011.  Messrs. Christensen, Haas and Allen will continue to serve as executive officers of the Company.  Additional terms of the Employment Agreements are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2008, which description is incorporated herein by reference.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.02 above is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011	EXTRA SPACE STORAGE INC.

	By	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Executive Vice President, Chief Legal Officer and Secretary

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